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                         SECURITIES AND EXCHANGE COMMISSION

                              Washington, D.C.  20549

                                      FORM 8-K

                                   CURRENT REPORT

                         Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): December 14, 1998
                                                  -----------------

                             Shelby Williams Industries, Inc.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)



         Delaware                        1-9457           62-0974443
----------------------------         -------------    --------------------
(State or other jurisdiction          (Commission       (I.R.S. Employer
    of incorporation)                 File number)     Identification No.)



11-111 Merchandise Mart
Chicago, Illinois                                   60654
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(Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code:  (312) 527-3593
                                                     ---------------

                   _____________N/A________________________________________
                Former name or former address, if changed since last report


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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On December 14, 1998, the Registrant sold certain of its assets constituting its "Pacific Home Furnishings" division to PHF Hawaii,
Incorporated, a Hawaii corporation (the "Purchaser") for an aggregate purchase price of $2,538,800 pursuant to the terms of an asset purchase agreement (the "Agreement") dated as of December 2, 1998 by and between Registrant and Purchaser. The Registrant's Pacific Home Furnishings division is involved principally in the sale of floor coverings and textile products.
A copy of the Agreement is attached hereto as Exhibit 2.1 and is hereby incorporated by reference.

          In connection with the transaction, $1,500,000 of the purchase price was paid in cash, and $1,038,800 of the purchase price was paid by the delivery of a promissory note (the "Note"). The Note bears interest at 6% per annum and is secured by a pledge of the assets of the Purchaser, subordinate to the interests of Purchaser's lender. Payment of the Note was personally guaranteed by Thomas Lee and Gary Orimoto, the principal shareholders of the Purchaser. Prior to this transaction, such guarantors were employed by the Registrant as managers of Registrant's Pacific Home
Furnishings division.

          The purchase price paid was the result of arms-length bargaining between the Registrant and Purchaser, and, other than as set forth above, there was no material relationship between the Purchaser and the Registrant or any of its affiliates, directors or officers, or any associate of such director or officer.

Item 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (b)  Pro Forma Financial Information

          The approximate pro forma effects of the transaction as it would have affected the Consolidated Balance Sheet at September 30, 1998, if the transaction had been consummated on that date, were an increase in cash and cash equivalents of $2,291,000 and a corresponding reduction in net assets of discontinued operations, assuming receipt of the proceeds from the assets sold with the business and liquidation and settlement of the other assets and liabilities of the business sold. The approximate pro forma effects of the transaction as it would have affected the Consolidated Statements of Income for the year ended December 31, 1997, and for the nine months ended
September 30, 1998, if the transaction had been consummated on January 1, 1997, were increases of $103,000 and $79,000, respectively, in interest income and income from continuing operations before income taxes, and $62,000 and $47,000, respectively, or one cent per share (basic and diluted) in each period, in income from continuing operations.

          (c)  Exhibits

           2.1 Asset Purchase Agreement dated December 2, 1998 by and between the Registrant and PHF Hawaii, Incorporated.


                                     2

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                                     SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 21, 1998              SHELBY WILLIAMS INDUSTRIES, INC.

                                      By:  /s/ Sam Ferrell
                                           ---------------------------
                                           Name: Sam Ferrell
                                           Title: Vice President of Finance,
                                                  Treasurer and
                                                  Assistant Secretary


                                     3

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                                       INDEX

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

Exhibit
Number       Description of Document
--------     ------------------------
2.1          Asset Purchase Agreement dated December 2, 1998 by and between the
             Registrant and PHF Hawaii, Incorporated.